Montana Tunnels Property Location


B.C.
ALTA.
SASK.
MONTANA
IDAHO
WYOMING
Havre
Saco
Glasgow
Bigfork
Stanford
Cohagen
Lewistown
Helena
White Sulphur Springs
Billings
St. Xavier
Sheridan
Moscow
Council
Challis
Wallace
MONTAN TUNNELS
MONTANA
Helena
Butte
Great Falls
Bozeman
FLATHEAD
Bob Marshall Wilderness
Flathead National Forest
Lolo National Forest
Lewis and Clark National Forest
Scapegoat Wilderness
Helena National Forest
MISSOULA
LEWIS AND CLARK
POWELL
TETON
CASCADE
MEAGHER
JUDITH BASIN
WHEATLAND
GRANITE
DEER LODGE
SILVER BOW
JEFFERSON
BROADWATER
GALLATIN
PARK
SWEET GRASS
BEAVERHEAD
MADISON
Deerlodge National Forest
Georgetown Lake
Condon
Seeley Lake
Lincoln
Augusta
Fairfield
Sun River
Vaughn
Cascade
Craig
Wolf Creek
Holter Dam
Canyon Ferry
East Helena
Clancy
Wickes
Boulder
Basin
Townsend
Toston
Whitehall
Three Forks
Manhattan
Belgrade
Livingston
Deer Lodge
Anaconda
Philipsburg
Drummond
Garrison
Avon
Elliston
Marysville
Wilborn
Canyon Creek
Warm Springs
Twin Bridges
Sheridan
Norris
Harrison
Pony
Ringling
White Sulphur Springs
Martinsdale
Harlowton
Big Timber
Stanford
Denton
Geyser
Raynesford
Fort Logan
Diamond City
Radersburg
Winston
Bedford
McMullan
Elkhorn
Springdale
Mc Leod
Clyde Park
Wilsall
Bozeman Hot Springs
Crazy Peak 11,214ft
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